EXHIBIT 10.12
EXECUTION VERSION

AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This AMENDMENT, dated June 10, 2024 (this “Amendment”), in respect of the Restructuring Support Agreement, dated as of March 12, 2024 (the “Existing Restructuring Support Agreement” and as amended by this Amendment, and including all exhibits, annexes and schedules hereto and thereto in accordance with Section 2 thereof, the “Restructuring Support Agreement”)1, is made and entered into by (i) the Debtors and (ii) each undersigned Restructuring Support Party that has executed and delivered counterpart signature pages to this Amendment, collectively constituting the Majority Consenting 2026 Noteholders.

The foregoing parties are referred to collectively in this Amendment as the “Amendment Parties”
and each individually as an “Amendment Party.”

RECITALS

WHEREAS, pursuant to this Amendment, the Amendment Parties desire that the Existing
Restructuring Support Agreement be amended to effectuate certain limited modifications;

WHEREAS, Section 20(a) of the Existing Restructuring Support Agreement provides that the Existing Restructuring Support Agreement may be modified, amended, or supplemented in accordance with its terms and subject to the consent rights set forth therein; and

WHEREAS, each of the Amendment Parties hereby consents to the terms of this
Amendment.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Amendment Party, intending to be legally bound, hereby agrees as follows:

AMENDMENT

1. Amendment to Restructuring Support Agreement. The Amendment Parties agree that, subject to the terms hereof, the Existing Restructuring Support Agreement shall be deemed amended on the Amendment Effective Date (as defined below), as follows:

(a) Clause (v) of the introductory paragraph of the Existing Restructuring Support Agreement shall be replaced in its entirety with the following text (with ~~stricken text~~ indicating a deletion from, and the double-underlined text indicating an addition to, the clause (v) text set forth in the Existing Restructuring Support Agreement):

the undersigned holders or beneficial holders, investment advisors, sub-advisors, or managers of funds and/or accounts that are holders or beneficial holders, of Exempt

1 Capitalized terms used but not otherwise defined in this Amendment have the meanings assigned to such terms in the Existing Restructuring Support Agreement.

Facilities Revenue Bonds, (Enviva Inc.), Series 2022 (Green Bonds) (the “Bond Green Bonds,” and, the claims against the Debtors on account of the Bond Green Bonds, the “Bond Green Bonds Claims” and, the Bond Green Bonds Claims together with the Epes Green Bonds Claims, the “Green Bonds Claims”2 and, the Green Bonds Claims together with the 2026 Notes Claims ~~and~~, the Senior Secured Credit Facility Claims and any other claim (as defined in section 101(5) of the Bankruptcy Code) against, or equity security (as defined in section 101(16) of the Bankruptcy Code) or other equity interest in, a Debtor, the “Company Claims/Interests”) issued by Mississippi Business Finance Corporation (the “Bond Green Bonds Issuer”) pursuant to that certain Indenture of Trust, dated as of November 1, 2022, between Bond Green Bonds Issuer and Wilmington Trust, N.A., as trustee (the “Bond Green Bonds Trustee”) (such holders, together with their respective successors and permitted assigns and any subsequent holder of Bond Green Bonds that may become in accordance with Section 12 and/or Section 13 hereof signatory hereto, collectively, the “Consenting Bond Green Bondholders,” and collectively with the Consenting Epes Green Bondholders, the “Consenting Green Bondholders” and, together with the Consenting 2026 Noteholders and the Consenting Senior Secured Credit Facility Lenders, the “Restructuring Support Parties”).

(b) Section 7(b)(xiii) shall be replaced in its entirety with the following text (with ~~stricken text~~ indicating a deletion from, and the double-underlined text indicating an addition to, the Section 7(b)(xiii) text set forth in the Existing Restructuring Support Agreement):

any Debtor (A) files any motion seeking to avoid, disallow, subordinate, or recharacterize any ~~Company Claims/Interests~~2026 Notes Claims, Senior Secured Credit Facility Claims or Green Bonds Claims or any lien in respect thereof held by any Restructuring Support Party in respect thereof, (B) supports any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (A) filed by a third party, or (C) consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action;

(c) Section 12(a) of the Existing Restructuring Support Agreement shall be replaced in its entirety with the following text (with the double-underlined text indicating an addition to the Section 12(a) text set forth in the Existing Restructuring Support Agreement):

No Restructuring Support Party shall (i) sell, transfer, assign, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s Company Claims/Interests subject to this Agreement, as applicable, in whole or in part, or (ii) deposit any of such Restructuring Support Party’s Company Claims/Interests, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to (y) another Restructuring Support Party or (z) any other entity that first agrees in writing to be bound by the terms of this

Agreement (any such party, a “Joining Party”) by executing and delivering to the Debtors and counsel to each of the other Parties a Joinder Agreement substantially in the form attached hereto as Exhibit B (the “Joinder Agreement”). With respect to Company Claims/Interests held by the relevant Joining Party, upon consummation of a Transfer in accordance herewith, such Joining Party is deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this sub-clause (a) of this Section 12 shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Debtors and/or any Restructuring Support Party, and shall not create any obligation or liability of any Debtor or any other Restructuring Support Party to the Joining Party. For the avoidance of doubt, in the event that a transfer of any Company Claims/Interests to a Restructuring Support Party terminates or is otherwise reversed, the reversion of any rights in such Company Claims/Interests to the initial transferor shall not be deemed to be a Transfer for purposes of this Section 12 and shall not require such initial transferor to execute a Joinder Agreement.

(d) Section 13 of the Existing Restructuring Support Agreement shall be replaced in its entirety with the following text (with ~~stricken text~~ indicating a deletion from, and the double-underlined text indicating an addition to, the Section 13 text set forth in the Existing Restructuring Support Agreement):

Further Acquisition of Claims or Interests. Except as set forth in Section 12, nothing in this Agreement shall be construed as precluding any Restructuring Support Party or any of its affiliates from acquiring, as applicable, additional ~~Senior Secured Credit Facility Claims,~~
~~2026 Notes Claims, Epes Green Bonds Claims, Bond Green Bonds Claims, existing equity interests, or interests in the instruments underlying the Senior Secured Credit Facility Loans, the 2026 Notes, Epes Green Bonds, Bond Green Bonds, or existing equity interests (as applicable)~~Company Claims/Interests; provided, however, that any additional ~~Senior Secured Credit Facility Claims, 2026 Notes Claims, Epes Green Bonds Claims, Bond Green Bonds Claims, existing equity interests, or interests in the underlying instruments~~Company Claims/Interests acquired by any Restructuring Support Party and with respect to which such Restructuring Support Party is the holder of or with power and/or authority to bind (including through instructing its proxy or other relevant person, to the extent it is legally entitled to instruct that person) any ~~claims or interests~~Company Claims/Interests held by it shall automatically be subject to the terms and conditions of this Agreement, other than Section 12 hereof, without any further action by such Restructuring Support Party or the Debtors. Upon any such further acquisition, and not later than three (3) business days following such acquisition, such Restructuring Support Party shall notify, on a confidential basis, counsel to the Debtors and counsel to the Restructuring Support Parties.

2. Amendment Party Mutual Representations. Each of the Amendment Parties represents, warrants, and covenants to each other Amendment Party, as of the date such Amendment Party executes and delivers this Amendment:

(a) it is validly existing and in good standing under the laws of the state of its organization, and this Amendment is a legal, valid, and binding obligation of such Amendment Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) except as expressly provided in the Restructuring Support Agreement and the U.S. Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to perform its respective obligations under this Amendment;

(c) the entry into and performance by it of, and the transactions contemplated by, this Amendment do not, and will not, conflict in any material respect with any law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; and

(d) except as expressly provided in this Amendment, it has all requisite corporate or other power and authority to enter into, execute, and deliver this Amendment and perform its respective obligations under this Amendment.

3. Effectiveness of Amendment. This Amendment shall be effective on the date first listed above (the “Amendment Effective Date”).

4. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

5. Governing Law. THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

6. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

7. Entire Agreement. Except as otherwise explicitly provided herein, this Amendment constitutes the entire agreement among the Amendment Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Amendment Parties, or any subset thereof, with respect thereto.

8. Miscellaneous.

(a) Except as expressly set forth herein, the Restructuring Support Agreement remains in full force and effect and this Amendment constitutes a valid amendment and supplement to the Restructuring Support Agreement in accordance with its terms.

(b) Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations, covenants or rights contained in the Restructuring Support Agreement, all of which are ratified and confirmed in all respects by the Amendment Parties and shall continue in full force and effect.

IN WITNESS WHEREOF, the Amendment Parties hereto have executed this
Amendment on the day and year first above written.

[Signature pages follow]